RATIFICATION AND AMENDMENT AGREEMENT

RATIFICATION AND AMENDMENT AGREEMENT (the “Ratification Agreement”) dated as of _________ 2009, by and among Applied LNG Technologies USA, L.L.C., a Delaware Limited Liability Company, and Arizona LNG, L.L.C., A Nevada Limited Liability Company, as Debtors and Debtors-in-Possession (“Applied LNG”) and (“Arizona LNG”) each individually, a “Debtor” and collectively, the “Debtors”) and GREENFIELD COMMERCIAL CREDIT, LLC (hereinafter referred to as “Lender”).

WITNESSETH;
WHEREAS, each Debtor has commenced a case under Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the District of Delaware and Debtors have retained possession of their respective assets and each is authorized under the Bankruptcy Code to continue the operation of their businesses as debtor-in-possession;

WHEREAS, prior to the commencement of the Chapter 11 Cases (as hereinafter defined), Lender made loans and advances to Debtors secured by Debtors’ Receivables and Inventory as set forth in the Existing Financing Agreements (as hereinafter defined);

WHEREAS, the Bankruptcy Court (as hereinafter defined) has entered a Financing Order (as hereinafter defined) pursuant to which Lender may make post-petition loans, advances and other financial accommodations to Debtors secured by Debtors’ Receivables and Inventory as set forth in the Financing Order and the Financing Agreements (as hereinafter defined);

WHEREAS, the Financing Order provides that as a condition to the making of such post-petition loans, advances and other financial accommodations, Debtors shall execute and deliver this Ratification Agreement;

WHEREAS, Debtors desire to reaffirm their obligations pursuant to the Existing Financing Agreements and acknowledge their continuing liabilities to Lender thereunder in order to induce Lender to make such post-petition loans and advances to Debtors; and

WHEREAS, Debtors have also requested that Lender make post-petition loans to Debtors and make certain amendments to the Loan Agreement (as hereinafter defined) and Lender is willing to do so subject to the terms and conditions contained herein.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender and Debtors mutually covenant, warrant and agree as follows:

1.           DEFINITIONS

1.1           Additional Definitions. As used herein, the following terms shall have the respective meanings given to them below and the Existing Financing Agreements shall be deemed and are hereby amended to include, in addition and not in limitation, each of the following definitions:

(a)           “Bankruptcy Code” shall mean the United States Bankruptcy Code, being Title 11 of the United States Code as enacted in 1978, as the same has heretofore been or may hereafter be amended, recodifled, modified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

(b)           “Bankruptcy Court” shall mean the United States Bankruptcy Court or the United States District Court for the District of Delaware.

(c)           “Chapter 11 Cases” shall mean the Chapter 11 cases of  Applied LNG Technologies USA, L.L.C. and Arizona LNG, L.L.C., which are being jointly administered under the Bankruptcy Code and are pending in the Bankruptcy Court.

(d)           “Greenfield Collateral” shall mean, collectively, the Pre-Petition Greenfield Collateral (as defined herein) and the Post-Petition Greenfield Collateral (as defined herein).

(e)           “Existing Financing Agreements” shall mean the Financing Agreements (as defined herein) as in effect immediately prior to the Petition Date.

(f)           “Existing Loan Agreement” shall mean the Loan and Security Agreement, dated as of March 1, 2007, by and among Lender and Debtors, as amended by Amendment to Loan and Security Agreement, dated as of March 1, 2008, Second Amendment to Loan and Security Agreement, dated as of August 25, 2008, and Third Amendment to Loan and Security Agreement, dated as of February 27, 2009, all under and subject to the Intercreditor Agreement among Lender, Fourth Third, LLC, Debtors and certain other “Obligors” dated March 1, 2007, as amended, and otherwise as in effect immediately prior to the Petition Date.

(g)           “Financing Agreements” shall mean, collectively, the Existing Loan Agreement (as defined herein) and the other Existing Financing Agreements, together with all supplements, agreements, notes, documents, instruments and guarantees at any time executed or delivered in connection therewith or related thereto, as all of the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(h)           “Financing Order” shall mean the Interim Financing Order, the Permanent Financing Order and such other orders relating thereto or authorizing the granting of credit by Lender to Debtors on an emergency, interim or permanent basis pursuant to Section 364 of the Bankruptcy Code as may be issued or entered by the Bankruptcy Court in the Chapter 11 Cases.

(i)           “Interim Financing Order” shall have the meaning ascribed thereto in Section 9.8 hereof.

(j)           “Loan Agreement” shall mean the Existing Loan Agreement, as amended by this Ratification Agreement, as the same may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(k)           Loans” shall mean the Revolving Loans (including Supplemental Loans) and the Term Loan.

(l)           “Permanent Financing Order” shall have the meaning ascribed thereto in Section 9.9 hereof.

(m)           “Petition Date” shall mean the date of the commencement of the Chapter 11 Cases.

(n)           “Post-Petition Greenfield Collateral” shall mean, shall mean all “Collateral” as such term is defined in the Existing Loan Agreement which arises after the Petition Date which shall secure all Post Petition Greenfield Obligations.

(o)            “Post-Petition Greenfield Obligations” shall mean all now existing and hereafter arising loans, advances, letter of credit accommodations, debts, obligations, liabilities, covenants and duties of Debtors to Lender of every kind and description, however evidenced, whether direct or indirect, absolute or contingent, joint or several, secured or unsecured, due or not due, primary or secondary, liquidated or unliquidated, arising on and after the Petition Date and whether arising on or after the conversion or dismissal of the Chapter 11 Cases, or before, during and after the confirmation of any plan of reorganization in the Chapter 11 Cases, and whether arising under or related to this Ratification Agreement, the other Financing Agreements, a Financing Order, by operation of law or otherwise, and whether incurred by such Debtor as principal, surety, endorser, guarantor or otherwise and including, without limitation, all principal, interest, financing charges, letter of credit fees, unused line fees, servicing fees, line increase fees, DIP facility fees, early termination fees, other fees, commissions, costs, expenses and attorneys’, accountants’ and consultants’ fees and expenses incurred in connection with any of the foregoing.

(p)           “Pre-Petition Greenfield Collateral” shall mean all “Collateral” as such term is defined in the Existing Loan Agreement and all other security for the Pre-Petition Greenfield Obligations as provided in the Existing Financing Agreements immediately prior to the Petition Date.

(q)           “Pre-Petition Greenfield Obligations” shall mean all loans, advances, letter of credit accommodations, debts, obligations, liabilities, indebtedness, covenants and duties of Debtors to Lender of every kind and description, however evidenced, whether direct or indirect, absolute or contingent, joint or several, secured or unsecured, due or not due, primary or secondary, liquidated or unliquidated, arising before the Petition Date and whether arising under or related to the Existing Financing Agreements, by operation of law or otherwise and whether incurred by such Debtor as principal, surety, endorser, guarantor or otherwise and including, without limitation, all principal, interest, financing charges, letter of credit fees, unused line fees, servicing fees, line increase fees, early termination fees, other fees, commissions, costs, expenses and attorneys’, accountants’ and consultants’ fees and expenses incurred in connection with any of the foregoing.

(r)           “Ratification Agreement” shall mean this Ratification Agreement by and among Debtors and Lender, as the same may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

1.2           Amendments to Definitions in Financing Agreements.

(a)           All references to the term “Collateral” in any of the Existing Financing Agreements or any other term referring to the security for the Pre-Petition Greenfield Obligations shall be deemed and each such reference is hereby amended to mean, collectively, the Pre-Petition Greenfield Collateral and the Post-Petition Greenfield Collateral.

(b)           All references to Debtors, including, without limitation, to the terms “Borrower,” “Borrowers” or “Debtors” in any of the Existing Financing Agreements, shall be deemed and each such reference is hereby amended to mean and include the Debtors as defined herein, and their successors and assigns (including any trustee or other fiduciary hereafter appointed as its legal representative or with respect to the property of the estate of such corporation whether under Chapter 11 of the Bankruptcy Code or any subsequent Chapter 7 case and its successor upon conclusion of the Chapter 11 Cases of such corporation).

(c)           All references to the term “Financing Agreements” in any of the Existing Financing Agreements, shall be deemed and each such reference is hereby amended to include, in addition and not in limitation, this Ratification Agreement, all of the Existing Financing Agreements, as ratified, assumed and adopted by each Debtor pursuant to the terms hereof, as amended and supplemented hereby, and the Financing Order, as each of the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(d)           All references to the term “Loan Agreement” in any of the Existing Financing Agreements and the Financing Agreements, shall be deemed and each such reference is hereby amended to mean the Loan Agreement, as defined herein and amended hereby and ratified, assumed and adopted by Debtors pursuant to the terms hereof and the Financing Order, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(e)           All references to the term “Material Adverse Effect,” “material adverse effect” and “material adverse change” in this Ratification Agreement and in any of the Existing Financing Agreements, shall be deemed and each such reference in the Existing Financing Agreements is hereby amended to add at the end thereof: “provided, that the commencement of the Chapter 11 Cases shall not constitute a material adverse effect.”

(f)           All references to the term “Obligations” in this Ratification Agreement and in any of the Financing Agreements shall be deemed and each such reference in the Financing Agreements is hereby amended to mean, both the Pre-Petition Greenfield Obligations and the Post-Petition Greenfield Obligations.

1.3           Interpretation,

(a)           For purposes of this Ratification Agreement, unless otherwise defined or amended herein, including, but not limited to, those terms used and/or defined in the recitals hereto, all terms used herein shall have the respective meanings assigned to such terms in the Loan Agreement.

(b)           All references to the term “Lender,” or any other person pursuant to the definitions in the recitals hereto or otherwise shall include its respective successors and assigns.

(c)           All references to any term in the singular shall include the plural and all references to any term in the plural shall include the singular.

(d)           All terms not specifically defined herein which are defined in the UCC shall have the meaning set forth therein, except that the term “Lien” or “lien” shall have the meaning set forth in § 101(37) of the Bankruptcy Code.

2.           ACKNOWLEDGMENT

2.1           Pre-Petition Greenfield Obligations, Each Debtor hereby acknowledges, confirms and agrees that Debtors are indebted to Lender as of November 20, 2009, in respect of all Pre-Petition Greenfield Obligations in the aggregate principal amount of not less than $765,265.97, consisting of a Revolving Loan made pursuant to the Existing Financing Agreements together with interest accrued and accruing thereon, together with costs, expenses, fees (including attorneys’ fees and legal expenses) and other charges now or hereafter owed by Debtors to Lender, all of which are unconditionally owing by Debtors to Lender, without offset, defense or counterclaim of any kind, nature and description whatsoever.

2.2           Acknowledgment of Security Interests, Each Debtor hereby acknowledges, confirms and agrees that Lender has and shall continue to have valid, enforceable and perfected first priority and senior security interest in and lien upon all Pre-Petition Greenfield Collateral heretofore granted to Lender pursuant to the Existing Financing Agreements as in effect immediately prior to the Petition Date to secure all of the Obligations, as well as valid and enforceable first priority and senior security interest in and lien upon all Post-Petition Greenfield Collateral granted to Lender under the Financing Order or hereunder or under any of the other Financing Agreements or otherwise granted to or held by Lender, in each case, subject only to liens or encumbrances expressly permitted by the Loan Agreement and any other liens or encumbrances expressly permitted by the Financing Order that may have priority over the liens in favor of Lender.

2.3           Binding Effect of Documents. Each Debtor hereby acknowledges, confirms and agrees that: (a) each of the Existing Financing Agreements to which it is a party was duly executed and delivered to Lender by such Debtor and each is in full force and effect as of the date hereof, (b) the agreements and obligations of such Debtor contained in the Existing Financing Agreements constitute the legal, valid and binding obligations of such Debtor enforceable against such Debtor in accordance with its respective terms and such Debtor has no valid defense, offset or counterclaim to the enforcement of such obligations, and (c) Lender is and shall be entitled to all of the rights, remedies and benefits provided for in the Financing Agreements and the Financing Order.

3.           ADOPTION, MODIFICATION,  AND RATIFICATION

3.1  Ratification. Each Debtor hereby (a) ratifies, assumes, adopts and agrees to be bound by the Existing Financing Agreements applicable to it, except as expressly modified by this Ratification Agreement; and (b) agrees to pay all of the Pre-Petition Greenfield Obligations in accordance with the terms of the Existing Financing Agreements, as expressly modified by this Ratification Agreement and the terms of the Financing Order. All of the Existing Financing Agreements, as expressly modified by this Ratification Agreement,  are hereby incorporated herein by reference and hereby are and shall be deemed adopted and assumed in full by each Debtor, as Debtor and Debtor-in-Possession, and considered as agreements between such Debtor and Lender, as applicable. Each Debtor hereby ratifies, restates, affirms and confirms all of the terms and conditions of the Existing Financing Agreements, as amended and supplemented pursuant hereto and the Financing Order, and each Debtor agrees to be fully bound, as Debtor and Debtor-in-Possession, by the terms of the Financing Agreements to which such Debtor is a party.  The parties hereto expressly acknowledge and agree that the provisions of Section 14(B) of the Loan Agreement are not applicable to this Ratification Agreement or the financing provided for herein and that the Financing Order does not constitute a “Cash Collateral Order” as defined in said Section 14(B).

3.2  Modification of Maximum Loan Amount.  The “Maximum Loan Amount” is hereby amended and restated so that the maximum amount of the Revolving Loan shall hereafter be Two Million and 00/100 Dollars ($2,000,000.00)

3.3 Affirmation of  Maturity Date.  The “Maturity Date” of the Revolving Loan is hereby affirmed to be March 1, 2010.

3.4  Advance Amount Provisions.  The “Advance Amount” governing the amount of Advances Lender shall make to Debtors under the Revolving Loan shall be as set forth on the Term Sheet attached to the Loan Agreement up to a maximum amount of One Million and 00/100 Dollars ($1,000,000.00) inclusive of all Pre-Petition Greenfield Obligations under the Existing Loan Agreement, from the date of the Interim Financing Order to the date of the Permanent Financing Order, and at all times thereafter, up to the Maximum Loan Amount (as amended herein).

3.5  DIP Facility Fee.  Debtors shall pay to Lender a closing fee in respect of the financing provided by Lender to Debtors in the Chapter 11 Cases in the amount of Twenty Thousand Dollars ($20,000.00), which fee shall be fully earned by, and due and payable to Lender in six (6) equal monthly installments commencing on the date of entry of the Permanent Financing Order and continuing for the next five (5) consecutive months thereafter.

3.6  Bankruptcy Not a Default.  The parties hereby expressly agree that notwithstanding anything to the contrary set forth in the Loan Agreement, the commencement by the Debtors of the Chapter 11 Cases shall not constitute a default under the Financing Agreement.

4.           GRANT OF SECURITY INTEREST

As collateral security for the prompt performance, observance and payment in full of all of the Greenfield Obligations (including the Pre-Petition Greenfield Obligations and the Post-Petition Greenfield Obligations), each Debtor, as Debtor and Debtor-in-Possession, hereby grants, pledges and assigns to Lender, and also confirms, reaffirms and restates the prior grant to Lender of, continuing security interests in and liens upon, and rights of setoff against, all of the Greenfield Collateral.

5.           ADDITIONAL REPRESENTATIONS. WARRANTIES AND COVENANTS

In addition to the continuing representations, warranties and covenants heretofore and hereafter made by each Debtor to Lender, whether pursuant to the Financing Agreements or otherwise, and not in limitation thereof, each Debtor hereby represents, warrants and covenants to Lender the following (which shall survive the execution and delivery of this Ratification Agreement), the truth and accuracy of which, or compliance with, to the extent such compliance does not violate the terms and provisions of the Bankruptcy Code, shall be a continuing condition of the making of loans by Lender:

5.1           Financing Order. A Financing Order has been duly entered, is valid, subsisting and continuing and has not been vacated, modified, reversed on appeal, or vacated or modified by any order of the Bankruptcy Court (other than as consented to by Lender) and is not subject to any pending appeal or stay.

5.2           Use of Proceeds. All Loans and Letter of Credit Accommodations provided by Lender to Debtors pursuant to the Financing Order, the Loan Agreement or otherwise, shall be used by Debtors for the purposes set forth in and in accordance with the Budget attached to the Financing Order, and also to finance a plan of reorganization or any other order of the Bankruptcy Court authorizing the financing hereunder or the Debtors’ use of cash collateral.

5.3           Blocked Account Agreements, To the extent Lender deems it necessary in its discretion and upon Lender’s request, Debtors shall promptly provide Lender with evidence, in form and substance satisfactory, that the Blocked Account Agreement (as defined in the Financing Order) and other deposit account arrangements provided for under Section 6.3 of the Loan Agreement have been ratified and amended by the parties thereto, or their respective successors in interest, in form and substance satisfactory to Lender, to reflect the commencement of the Chapter 11 Cases, that each Debtor, as Debtor and Debtor-in-Possession, is the successor in interest to Applied LNG Technologies USA, L.L.C. or Arizona LNG, L.L.C, as the case may be, that the Obligations include both the Pre-Petition Greenfield Obligations and the Post-Petition Greenfield Obligations, that the Collateral includes both the Pre-Petition Greenfield Collateral and the Post-Petition Greenfield Collateral as provided for herein and the other terms and conditions of this Ratification Agreement.

6.           NOTICES

The Loan Agreement is hereby amended by adding that any notices, requests and demands also be sent to the following parties:

If to Debtors with a copy to:

Hal L. Baume, Esq.
FOX ROTHSCHILD LLP
997 Lenox Drive - Building 3
Lawrenceville, NJ 08648
609-895-3302 - direct
609-896-1469 - fax
hbaume@foxrothschild.com

If to Lender with a copy to:                                                     McCARTER& ENGLISH, LLP

                          William F. Taylor, Jr., Esq.
                          405 N. King St., Suite 8
                          Wilmington, DE 19801
                          302-984-6300
                          302-984-2436 - fax
                          wtaylor@mccarter.com

7.           RELEASE

7.1           Release of Pre-Petition Claims.

(a)           Upon the earlier of (i) the entry of the Permanent Financing Order or (ii) upon entry of an Order extending the term of the Interim Financing Order beyond thirty (30) calendar days after the date of the Interim Financing Order, in consideration of the agreements of Lender contained herein and the making of any Loans by Lender, each Debtor, pursuant to the Loan Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, on behalf of itself and its respective successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges the Lender, its participants, and its and their respective successors and assigns, and their respective present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees and other representatives (Lender and all such other parties being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Pre-Petition Released Claim” and collectively, “Pre-Petition Released Claims”) of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which each Debtor, or any of its respective successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the

Releasees or any of them for, upon, or by reason of any nature, cause or thing whatsoever which arises at any time on or prior to the day and date of this Agreement, including, without limitation, for or on account of, or in relation to, or in any way in connection with the Loan Agreement, as amended and supplemented through the date hereof, and the other Financing Agreements.

(b)           Upon the earlier of (i) the entry of the Permanent Financing Order or (ii) upon entry of an Order extending the term of the Interim Financing Order beyond thirty (30) calendar days after the date of the Interim Financing Order, each Debtor, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably, covenants and agrees with each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Pre-Petition Released Claim released, remised and discharged by each Debtor pursuant to this Section 8.1. If any Debtor violates the foregoing covenant, Debtors agree to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys’ fees and costs incurred by any Releasee as a result of such violation.

7.2           Release of Post-Petition Claims. Upon (i) the receipt by Lender of payment in full of all Obligations in cash or other immediately available funds, plus cash collateral or other collateral security acceptable to Lender to secure any Obligations that survive or continue beyond the termination of the Financing Agreements, and (ii) the termination of the Financing Agreements (the “Payment Date”), in consideration of the agreements of Lender contained herein and the making of any Loans by Lender, each Debtor hereby covenants and agrees to execute and deliver in favor of Lender and its participants a valid and binding termination and release agreement, in form and substance satisfactory to Lender, pursuant to which, among other things, (A) each Debtor, on behalf of itself and its respective successors, assigns, and other legal representatives, shall absolutely, unconditionally and irrevocably release, remise and forever discharge each Releasee, of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Post-Petition Released Claim” and collectively, “Post-Petition Released Claims”) of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which each Debtor, or any of its respective successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any nature, cause or thing whatsoever which arises at any time on or prior to the Payment Date, including, without limitation, for or on account of, or in relation to, or in any way in connection with the Loan Agreement, as amended and supplemented through the Payment Date, and the other Financing Agreements or the Financing Order and (B) each Debtor shall absolutely, unconditionally and irrevocably, covenants and agrees with each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Post-Petition Released Claim released, remised and discharged by each Debtor pursuant to such termination and release agreement. If any Debtor violates such covenant, Debtors agree to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys’ fees and costs incurred by any Releasee as a result of such violation.

7.3           Releases Generally

(c)           Each Debtor, understands, acknowledges and agrees that the releases set forth above in Sections 7.1 and 7.2 may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such releases.

(d)           Each Debtor, agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final and unconditional nature of the releases set forth above in Sections 7.1 and 7.2.

8.           CONDITIONS PRECEDENT

In addition to any other conditions contained herein or the Loan Agreement, as in effect immediately prior to the Petition Date, with respect to the Loans and other financial accommodations available to Debtors (all of which conditions, except as modified or made pursuant to this Ratification Agreement shall remain applicable to the Loans and be applicable to other financial accommodations available to Debtors), the following are conditions to Lender’s obligation to extend further loans, advances or other financial accommodations to Debtors pursuant to the Loan Agreement:

8.1           Debtors shall furnish to Lender all financial information, projections, budgets, business plans, cash flows and such other information, as Lender shall reasonably request from time to time;

8.2           as of the Petition Date, there shall have been no termination of the Existing Financing Agreements;

8.3           no trustee, examiner with expanded powers or receiver or the like shall have been appointed or designated with respect to any Debtor, as Debtor and Debtor-in-Possession, or its business, properties and assets and no motion or proceeding shall be pending seeking such relief;

8.4           the execution and delivery of this Ratification Agreement and all other Financing Agreements to be delivered in connection herewith by Debtors in form and substance satisfactory to Lender;

8.5           the Interim Financing Order and/or other Order(s) of the Bankruptcy Court shall ratify and amend the Blocked Account Agreement and all of Debtors’ deposit account arrangements to reflect the commencement of the Chapter 11 Cases, that each Debtor, as Debtor and Debtor-in-Possession, is the successor in interest to Applied LNG Technologies USA, L.L.C. or Arizona LNG, L.L.C., as the case may be, that the Obligations include both the Pre-Petition Greenfield Obligations and the Post-Petition Greenfield Obligations, that the Collateral includes both the Pre-Petition Greenfield

Collateral and the Post-Petition Greenfield Collateral as provided for herein and the other terms and conditions of this Ratification Agreement;

8.6           the execution and/or delivery to Lender of all other Financing Agreements, and other agreements, documents and instruments which, in the good faith judgment, of Lender are necessary or appropriate. The implementation of the terms of this Ratification Agreement and the other Financing Agreements, as modified pursuant to this Ratification Agreement, all of which contains provisions, representations, warranties, covenants and Events of Default, as are satisfactory to Lender and its counsel;

8.7           satisfactory review by counsel for Lender of legal issues attendant to the post-petition financing transactions contemplated hereunder;

8.8           each Debtor shall comply in full with the notice and other requirements of the Bankruptcy Code and the applicable Bankruptcy Rules with respect to any relevant Financing Order in a manner acceptable to Lender and its counsel, and an Interim Financing Order shall have been entered by the Bankruptcy Court (the “Interim Financing Order”) authorizing the secured financing under the Financing Agreements as ratified and amended hereunder on the terms and conditions set forth in this Ratification Agreement and, inter alia, modifying the automatic stay, authorizing and granting the senior security interest in liens in favor of Lender described in this Ratification Agreement and in the Financing Order, and granting super-priority expense claims to Lender with respect to all obligations due Lender. The Interim Financing Order shall authorize post-petition financing under the terms set forth in this Ratification Agreement in an amount acceptable to Lender, in its sole discretion, and it shall contain such other terms or provisions as Lender and its counsel shall require;

8.9           with respect to further credit after expiration of the Interim Financing Order, on or before the expiration of the Interim Financing Order, the Bankruptcy Court shall have entered a Permanent Financing Order authorizing the secured financing on the terms and conditions set forth in this Ratification Agreement, granting to Lender the senior security interest and liens described above and super-priority administrative expense claims described above (except as otherwise specifically provided in the Interim Financing Order), modifying the automatic stay and other provisions required by Lender and its counsel (“Permanent Financing Order”). Lender shall not provide any Loans (or other financial accommodations) other than those authorized under the Interim Financing Order unless, on or before the expiration of the Interim Financing Order, the Permanent Financing Order shall have been entered, and there shall be no appeal or other contest with respect to either the Interim Financing Order or the Permanent Financing Order and the time to appeal to contest such order shall have expired;

8.10           other than the voluntary commencement of the Chapter 11 Cases, no material impairment of the priority of Lender’s security interests in the Collateral shall have occurred from the date of the latest field examinations of Lender to the Petition Date;

8.11           no Event of Default shall have occurred or be existing under any of the Existing Financing Agreements, as modified pursuant hereto, and assumed by Debtors.  The parties expressly agree that notwithstanding anything to the contrary set forth in the Loan

Agreement, the commencement by the Debtors of the Chapter 11 Cases shall not be constitute a failure of the condition precedent set forth in this Section 8.11.

9.           MISCELLANEOUS

9.1           Amendments and Waivers. Neither this Ratification Agreement nor any other instrument or document referred to herein or therein may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

9.2           Further Assurances. Each Debtor shall, at its expense, at any time or times duly execute and deliver, or shall cause to be duly executed and delivered, such further agreements, instruments and documents, including, without limitation, additional security agreements, collateral assignments, Uniform Commercial Code financing statements or amendments or continuations thereof, landlord’s or mortgagee’s waivers of liens and consents to the exercise by Lender of all the rights and remedies hereunder, under any of the other Financing Agreements, any Financing Order or applicable law with respect to the Collateral, and do or cause to be done such further acts as may be necessary or proper in Lender’s opinion to evidence, perfect, maintain and enforce the security interests of Lender, and the priority thereof, in the Collateral and to otherwise effectuate the provisions or purposes of this Ratification Agreement, any of the other Financing Agreements or the Financing Order. Upon the request of Lender, at any time and from time to time, each Debtor shall, at its cost and expense, do, make, execute, deliver and record, register or file, financing statements, mortgages, deeds of trust, deeds to secure debt, and other instruments, acts, pledges, assignments and transfers (or cause the same to be done) and will deliver to Lender such instruments evidencing items of Collateral as may be requested by Lender.

9.3           Headings. The headings used herein are for convenience only and do not constitute matters to be considered in interpreting this Ratification Agreement.

9.4           Counterparts. This Ratification Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which shall together constitute one and the same agreement. In making proof of this Ratification Agreement, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto. Delivery of an executed counterpart of this Ratification Agreement by telefacsimile shall have the same force and effect as delivery of an original executed counterpart of this Ratification Agreement. Any party delivering an executed counterpart of this Ratification Agreement by telefacsimile also shall deliver an original executed counterpart of this Ratification Agreement, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Ratification Agreement as to such party or any other party.

9.5           Additional Events of Default. The parties hereto acknowledge, confirm and agree that the failure of any Debtor to comply with any of the covenants, conditions and agreements contained herein or in any other agreement, document or instrument at any time executed by such Debtor in connection herewith shall constitute an Event of Default under the Financing Agreements.

9.6           Costs and Expenses. Debtors shall pay to Lender on demand all costs and expenses that Lender pays or incurs in connection with the negotiation, preparation, consummation, administration, enforcement, and termination of this Ratification Agreement and the other Financing Agreements and the Financing Order, including, without limitation: (a) reasonable attorneys’ and paralegals’ fees and disbursements of counsel to Lender; (b) costs and expenses (including reasonable attorneys’ and paralegals’ fees and disbursements) for any amendment, supplement, waiver, consent, or subsequent closing in connection with this Ratification Agreement, the other Financing Agreements, the Financing Order and the transactions contemplated thereby; (c) taxes, fees and other charges for recording any agreements or documents with any governmental authority, and the filing of UCC financing statements and continuations, and other actions to perfect, protect, and continue the security interests and liens of Lender in the Collateral; (d) sums paid or incurred to pay any amount or take any action required of Debtors under the Financing Agreements or the Financing Order that Debtors fail to pay or take; (e) costs of appraisals, inspections and verifications of the Collateral and including travel, lodging, and meals for inspections of the Collateral and the Debtors’ operations by Lender or its agent and to attend court hearings or otherwise in connection with the Chapter 11 Cases; (f) costs and expenses of preserving and protecting the Collateral; (g) all out-of-pocket expenses and costs heretofore and from time to time hereafter incurred by the Lender during the course of periodic field examinations of the Collateral and Debtors’ operations, plus a per diem charge at the rate of $1,000 per person per day for Lender’s examiners in the field and office; and (h) costs and expenses (including attorneys’ and paralegals’ fees and disbursements) paid or incurred to obtain payment of the Obligations, enforce the security interests and liens of Lender, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions of this Ratification Agreement, the other Financing Agreements and the Financing Order, or to defend any claims made or threatened against Lender arising out of the transactions contemplated hereby (including, without limitation, preparations for and consultations concerning any such matters). The foregoing shall not be construed to limit any other provisions of the Financing Agreements regarding costs and expenses to be paid by Debtors. All sums provided for in this Section 10.6 shall be part of the Obligations, shall be payable on demand, and shall accrue interest after demand for payment thereof at the highest rate of interest then payable under the Financing Agreements. Lender is hereby irrevocably authorized to charge any amounts payable hereunder directly to any of the account(s) maintained by Lender with respect to any Debtor. Debtors reserve the right to review and object to the reasonableness of any charge for Lender’s professional costs and expenses within ten (10) days of their receipt of any such charge.

9.7           Effectiveness. This Ratification Agreement shall become effective upon the execution hereof by Lender and the entry of the Interim Financing Order.

IN WITNESS WHEREOF, the parties hereto have caused this Ratification Agreement to be duly executed as of the day and year first above written.

DEBTORS

as Debtor and Debtor in-Possession

By:

Title:

as Debtor and Debtor-in-Possession

By:

Title:

LENDER:

GREENFIELD COMMERCIAL CREDIT, LLC

By:

Title: